UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

              July 10, 2000                                      0-7928
------------------------------------------------        ------------------------
Date of Report (Date of earliest event reported)        (Commission File Number)

                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                                     1-2139466
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                      105 Baylis Road, Melville, NY 11747
         --------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                  (631)777-8900
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

      This Amendment to Form 8-K filed on July 25, 2000 is being submitted to provide the financial statements required in connection with the acquisition by Comtech Telecommunications Corp. of substantially all the assets of the EFData Division of Adaptive Broadband Corporation.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Business Acquired

      Attached are the audited balance sheets of EF Data as of June 30, 2000, 1999 and 1998 and the related statements of operations and cash flows for each of the three years in the period ended June 30, 2000.

(b)   Pro Forma Financial Information

      Attached is the unaudited pro forma financial information of the Company as of April 30, 2000 and for the year ended July 31, 1999 and the nine months ended April 30, 2000.

(c)   Exhibits

      The following exhibit is filed as part of this report pursuant to Item 601 of Regulation S-K:


      Exhibit
      Number                  Description
       23.1                   Consent of Ernst & Young LLP filed herewith.


                                      (1)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMTECH TELECOMMUNICATIONS CORP.

                                        By:_____________________________________
                                           Name:  J. Preston Windus, Jr.
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

Date: September 25, 2000

                          Index to Financial Statements

Report of Independent Auditors.............................................F-1
Balance Sheets.............................................................F-2
Statements of Operations...................................................F-3
Statements of Cash Flows...................................................F-4
Notes to Financial Statements.......................................F-5 - F-14

                         Report of Independent Auditors

The Board of Directors
Adaptive Broadband Corporation

We have audited the accompanying balance sheets of EF Data (a division of Adaptive Broadband Corporation) as of June 30, 2000, 1999 and 1998, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the managements of EF Data and of Adaptive Broadband Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EF Data (a division of Adaptive Broadband Corporation) at June 30, 2000, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted auditing principles.

Phoenix, Arizona                        /s/ Ernst & Young LLP
September 21, 2000

                                     EF Data
                 (a division of Adaptive Broadband Corporation)

                                 Balance Sheets
                                 (In thousands)

                                                          June 30
                                                 2000        1999        1998
                                            -----------------------------------
Assets
Current assets:
  Cash                                         $      2    $  2,199    $  1,130
  Accounts receivable, net of
   allowance for doubtful accounts of
   $757, $559 and $809 in 2000, 1999,
   and 1998, respectively                        18,840      31,644      23,651
  Inventories                                    12,901      13,680      15,990
  Other current assets                              404       1,056         703
                                            -----------------------------------
Total current assets                             32,147      48,579      41,474

Property and equipment, at cost                  21,088      27,630      26,050
Less accumulated depreciation and
  amortization                                  (14,936)    (18,206)    (15,491)
                                            -----------------------------------
Net property and equipment                        6,152       9,424      10,559

Intangible assets                                 8,770       8,663       4,862
Accumulated amortization                         (3,817)     (3,043)     (2,491)
                                            -----------------------------------
Net intangible assets                             4,953       5,620       2,371

Other noncurrent assets                               2       1,224         684
                                            -----------------------------------
Total assets                                   $ 43,254    $ 64,847    $ 55,088
                                            ===================================

Liabilities and division net assets
  Current liabilities:
  Accounts payable                             $  4,901    $  5,411    $  6,607
  Warranty reserve                                1,029       1,026         992
  Other accrued liabilities                       2,691       6,512       4,093
                                            -----------------------------------
Total current liabilities                         8,621      12,949      11,692

Division net assets                              34,633      51,898      43,396
                                            -----------------------------------
Total liabilities and division net assets      $ 43,254    $ 64,847    $ 55,088
                                            ===================================

See notes to financial statements.

                                     EF Data
                 (a division of Adaptive Broadband Corporation)

                            Statements of Operations
                                 (In thousands)

                                                     Year ended June 30
                                                  2000       1999        1998
                                           ------------------------------------

Revenue                                         $ 92,058   $ 82,372    $ 95,223

Cost of revenue                                   61,658     57,887      63,295
                                           ------------------------------------
Gross profit                                      30,400     24,485      31,928

Expenses before allocation of sales,
  marketing, administration and other
  operating expenses by Adaptive
  Broadband Corporation:
   Research and development                        9,821     11,872      10,416
   Sales, marketing and administration
     expenses                                         --     22,249      14,132
   Restructuring charges                              --      1,123         581
   Amortization                                      774        552         243
                                           ------------------------------------
Total direct expenses                             10,595     35,796      25,372
                                           ------------------------------------

Contribution to operating income (loss)
  before allocation of sales, marketing,
  administration and other operating
  expenses by Adaptive Broadband
  Corporation                                     19,805    (11,311)      6,556

Expenses allocated by Adaptive Broadband:
  Sales, marketing and administration             19,587      3,753         166
  In process research and development
   expense                                            --      3,565          --
                                           ------------------------------------
Operating income (loss)                              218    (18,629)      6,390

Interest income                                       --       (371)       (442)
                                           ------------------------------------
Income (loss) before allocated provision
  (benefit) for income taxes                         218    (18,258)      6,832

Provision (benefit) for income taxes
  allocated by Adaptive Broadband
  Corporation                                         78     (6,573)      2,460
                                           ------------------------------------
Net income (loss)                               $    140   $(11,685)   $  4,372
                                           ====================================

See notes to financial statements.

                                     EF Data
                 (a division of Adaptive Broadband Corporation)

                            Statements of Cash Flows
                                 (In thousands)

                                                    Year ended June 30
                                                 2000        1999        1998
                                           ------------------------------------
Operating activities
Net income (loss)                              $    140    $(11,685)   $  4,372
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
   Depreciation and amortization                  4,986       5,152       4,393
   Provision (credit) for bad debts                 198        (250)        514
   Provision for inventory allowance                 --          --       1,110
   Loss on disposal of property and
     equipment                                      706          --          --
   In process research and development
     expense                                         --       3,565          --
Adjustments to reconcile to net cash
  provided by (used in) operating
  activities:
   Accounts receivable                           12,606      (7,743)     (7,504)
   Inventories                                      779       2,609       4,381
   Other current assets                             652        (353)       (703)
   Accounts payable                                (510)     (1,196)     (5,483)
   Accrued liabilities                           (3,818)      2,453         700
                                           ------------------------------------
Net cash provided by (used in)                   15,739      (7,448)      1,780
  operating activities

Investing activities
Purchases of property and equipment              (1,646)     (3,465)     (6,185)
Acquisition of business                            (107)     (7,665)         --
(Increase) decrease in other
  noncurrent assets                               1,222        (540)      1,002
                                           ------------------------------------
Net cash used in investing activities              (531)    (11,670)     (5,183)

Financing activities adaptive broadband
Transfer (to) from Adaptive Broadband
  Corporation                                   (17,405)     20,187       3,223
                                           ------------------------------------
Net cash (used in) provided by                  (17,405)     20,187       3,223
  financing activities

Net (decrease) increase in cash and cash
  equivalents                                    (2,197)      1,069        (180)
Cash and cash equivalents at beginning
  of year                                         2,199       1,130       1,310
                                           ------------------------------------
Cash and cash equivalents at end of year       $      2    $  2,199    $  1,130
                                           ====================================

See notes to financial statements.

1. Summary of Significant Accounting Policies

Business and Basis of Presentation

The accompanying financial statements represent the financial position, operations, and cash flows of EF Data (the Company), located in Tempe, Arizona, a division of Adaptive Broadband Corporation ("ADAP"). The Company is in the business of manufacturing and marketing satellite modems, transceivers and related equipment.

The financial statements include expense amounts allocated to the Company by ADAP (see Note 8). Income taxes reflect an allocation of ADAP's income tax expense (benefit) calculated based on ADAP's effective tax rate of 36 percent. No deferred tax assets and liabilities relating to the Company are included in the balance sheet. These financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had the Company been an independent entity.

Revenue Recognition, Receivables and Credit Risk

Product revenue is recognized upon shipment to a credit-worthy customer.

The Company generally requires no collateral prior to shipment, but does require letters of credit denominated in U.S. dollars from its international customers. The Company also maintains a credit insurance program to insure international receivables where a confirmed letter of credit may neither be cost effective nor available. Additionally, from time to time the Company sells certain international receivables, without recourse, at prevailing discount rates.

Cash

Cash consists of short-term investments with a remaining maturity of less than three months when acquired.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight-line method based on the estimated useful lives of the related assets (generally 3 to 7 years).

Intangible Assets

Intangible assets consist of goodwill, developed technology and assembled workforce and are capitalized and amortized on a straight-line basis over the expected life of the asset which ranges from three to twenty years.

Use of Estimates; Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates are used in determining amounts reported in the financial statements and accompanying notes such as the collectibility of accounts receivable, inventory realization, warranty costs, recoverability of property and equipment, and contingencies. Actual results could differ from estimates.

Stock-Based Compensation

The Company employees participate in stock compensation plans provided by ADAP. ADAP accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." ADAP currently grants stock options to the Company employees with an exercise price equal to the fair value of the underlying ADAP shares at the date of grant, and therefore records no compensation expense.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting comprehensive income and its components in the financial statements. There have been no transactions that are required to be included in other comprehensive income, therefore comprehensive net income equals net income.

Impact of Recently Issued Accounting Standards

Management does not anticipate that the adoption of any recently issued Accounting Standards will have a material impact on net income or divisional equity.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

2. Acquisition

On November 19, 1998, Adaptive Broadband acquired Crown Satellite (Crown), which develops and supplies products and software for the network delivery of Internet Protocol (IP) data and multimedia services, from Crown International, Inc. The acquisition was accounted for under the purchase method. The operations and financial position of Crown have been included in the financial statements of EF Data since acquisition.

The initial purchase price was approximately $7.7 million including cash payments, direct costs and the assumption of Crown's net liabilities. The purchase price will include additional future payments based on Crown's operating gross margin performance. During fiscal 2000, an additional $.1 million was paid to the former owners of Crown. The assets and liabilities assumed by the Company were recorded based on their fair values at the date of acquisition. The purchase price was allocated $3.6 million to in-process research and development, $0.3 million to net tangible assets, $2.5 million to identified intangible assets and $1.3 million to goodwill. The amount allocated to in-process research and development was expensed at the time of acquisition. The Company's results include Crown's results from November 19, 1998.

The pro forma results for fiscal years 1999 and 1998, assuming the acquisitions had been made at the beginning of the fiscal year, would not be materially different from the report results.

3. Inventories

Inventories are stated at the lower of cost (first-in, first-out) method or market. Inventory consisted of the following:

                                                           June 30
                                                 2000         1999         1998
                                             ----------------------------------

Finished goods                               $  1,072     $  2,827     $    836
Raw materials                                   9,769        8,439       11,806
Work-in-process and finished goods              2,820        3,766        6,225
                                             ----------------------------------
                                               13,661       15,032       18,867
Less inventory reserves                          (760)      (1,352)      (2,877)
                                             ==================================
Total inventory                              $ 12,901     $ 13,680     $ 15,990
                                             ==================================

4. Property and Equipment

Property and equipment consisted of the following:

                                                          June 30
                                                 2000        1999        1998
                                           ------------------------------------

Building and improvements                      $  1,714    $  1,116    $    829
Office and computer equipment and software        3,983       6,488       6,278
Machinery and equipment                          15,353      19,943      18,860
Vehicles                                             38          83          83
                                           ------------------------------------
                                                 21,088      27,630      26,050
Less accumulated depreciation and
  amortization                                  (14,936)    (18,206)    (15,491)
                                           ------------------------------------
                                               $  6,152    $  9,424    $ 10,559
                                           ====================================

Depreciation and amortization expense on property and equipment was $4,212, $4,600, and $4,150 for the years ended June 30, 2000, 1999 and 1998.

5. Intangible Assets

Intangible assets consisted of the following:

                                                          June 30
                                              2000          1999          1998
                                           ------------------------------------

Goodwill                                    $ 6,271       $ 6,164       $ 4,862
Assembled workforce                             425           425            --
Developed technology                          2,074         2,074            --
                                           ------------------------------------
                                              8,770         8,663         4,862
Less accumulated amortization                (3,817)       (3,043)       (2,491)
                                           ------------------------------------
                                            $ 4,953       $ 5,620       $ 2,371
                                           ====================================

6. Other Accrued Liabilities

Accrued liabilities consisted of the following (in thousands):

                                                           June 30
                                                2000         1999         1998
                                            ------------------------------------

Payroll and payroll related                     $1,441       $4,035       $2,354
Sick and vacation accrual                        1,039        1,057          939
Accrued liabilities and other                      211        1,420          800
                                            ------------------------------------
                                                $2,691       $6,512       $4,093
                                            ====================================

7. Operating Leases

The Company has certain equipment under operating leases. At June 30, 2000, the contractual maturities of operating leases in the next five years and thereafter is as follows:

      2001                                                 $   937
      2002                                                     937
      2003                                                     937
      2004                                                     937
      2005                                                     937
      Thereafter                                               598
                                                         -------------
                                                            $5,283
                                                         =============

Rent expense was $866, $863 and $1,074 for the years ended June 30, 2000, 1999 and 1998, respectively.

8. Division Net Assets

A summary of the division net assets activity is as follows (in thousands):

                                                         June 30
                                           2000           1999           1998
                                         ---------------------------------------

Beginning of year                         $ 51,898       $ 43,396       $ 35,801
Net income (loss)                              140        (11,685)         4,372
Transfer (to) from ADAP                    (17,405)        20,187          3,223
                                         ---------------------------------------
Ending balance at June 30                 $ 34,633       $ 51,898       $ 43,396
                                         =======================================

9. Employee Benefits

EF Data participates in the ADAP defined contribution retirement plan which covers substantially all of the employees of EF Data. EF Data contributed $381, $386 and $447, for 2000, 1999 and 1998, respectively.

10. Corporate Allocations

The accompanying financial statements reflect charges for general sales, marketing and administration expenses incurred by ADAP. Such charges amounted to approximately $19,587, $3,753 and $166 for 2000, 1999 and 1998, respectively.

This allocation has been made based on revenues during 1999 and 1998. During 2000, ADAP reorganized its accounting function to include a shared services arrangement whereby a substantial portion of sales, marketing and administration services were processed as a corporate function. Accordingly, during 2000 directly incurred expenses were replaced by corporate allocations. Management believes the allocations are reasonable and closely approximate the level of actual effort relative to EF Data for the periods presented. However, the shared service approach implemented in 2000 resulted in a significant decrease in the combined direct and allocated operating expenses compared to prior years.

No interest is allocated by ADAP to EF Data.

11. Stock Plan

EF Data employees participate in the ADAP stock plan, whereby options to purchase ADAP common stock are granted at exercise prices equal to the fair market value of the ADAP common stock at the date of the grant. The majority of options outstanding vest upon attainment of specified increases in the stock price or after five years. Options granted prior to September 1997 become exercisable in annual installments of 25 percent beginning one year after the date of the grant. Options granted under the 1986 and the 1992 stock option plans expire ten years after the date of the grant.

A summary of ADAP's stock option activity (specific to EF Data employees), and related information is as follows:


                                                             Weighted-
                                                              Average
                                                              Exercise
                                                  Options      Price
                                              ---------------------------

      Options outstanding - July 1, 1997          399,396     $  8.84
      Options granted                             367,600        9.23
      Options exercised                           (12,964)       8.56
      Options canceled                            (11,316)       8.52
                                              -------------
      Options outstanding - June 30, 1998         742,716        9.04
      Options granted                             635,000        7.64
      Options exercised                           (16,718)       6.66
      Options canceled                           (373,538)       8.56
                                              -------------
      Options outstanding - June 30, 1999         987,460        8.37
      Options granted                             254,000       22.48
      Options exercised                        (1,021,425)      10.13
      Options canceled                            (73,388)      16.78
                                              -------------
      Options outstanding - June 30, 2000         146,647       16.24
                                              =============

      Options exercisable - end of year           132,197
                                              =============

Weighted-average fair value of options granted during 2000, 1999 and 1998 was $10.62, $5.41 and $5.10, respectively.

                          Options Outstanding           Options Exercisable
                  -------------------------------------------------------------
                     Number    Weighted-                Number
                  outstanding   Average    Weighted   exercisable  Weighted-
                     as of     Remaining    Average      as of      Average
     Range of       June 30,  Contractual   Exercise    June 30,    Exercise
 Exercise Prices      2000        Life       Price        2000       Price
-------------------------------------------------------------------------------

  $6.81 to $8.81     56,571    7.5 years    $ 8.11       47,121     $ 8.31
 $10.50 to $14.69    11,320    6.3 years     11.83       11,320      11.83
      $18.59         62,156    9.3 years     18.59       62,156      18.59
      $34.53         11,600    9.5 years     34.53       11,600      34.53
      $60.94          5,000    9.6 years     60.94           --       0.00
                  -----------                         -----------
                    146,647                             132,197
                  ===========                         ===========

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), prescribes a fair value method of accounting for employee stock options. SFAS 123 gives companies a choice of recognizing related compensation expense by adopting the new fair value method or continuing to measure compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). EF Data has elected to follow APB 25 in accounting for the ADAP employee stock options and employee stock purchase plan.

Had compensation expense for the stock options and shares issued under the stock purchase plans been determined using the fair value method in accordance with SFAS 123, EF Data's pro forma net income would have been as follows:

                                                     Year ended June 30
                                              2000          1999          1998
                                          -------------------------------------
      Net income (loss):
        As reported                        $  5,333      $(10,723)     $  4,372
        Proforma expense                     (5,908)         (315)       (1,040)
                                          -------------------------------------
      Proforma net income (loss)           $   (575)     $(11,038)     $  3,332
                                          =====================================

Pro forma compensation expense is allocated to EF Data based upon stock option awards to specific EF Data employees. The fair value for these options was estimated at the date of grant using Black-Scholes option pricing model with the following weighted-average assumptions:

                                                     Year ended June 30
                                               2000         1999         1998
                                          -------------------------------------

      Risk-free interest rate                   5.8%         5.8%         5.7%
      Expected volatility                       .99          .92          .82
      Expected life for options in
        years                               1.41 years   5 years      4.46 years

12. Income Taxes

EF Data's results have historically been reported in the ADAP tax returns because it was not a separate entity. The tax provisions reflected in the statement of operations reflect the taxes attributable to the separate results of EF Data's, and are generally the same as if EF Data had been a separate, stand-alone taxpayer.

13. Subsequent Events

Effective July 10, 2000, ADAP agreed to sell EF Data to an unrelated party for $42 million in cash subject to adjustment.

                        Comtech Telecommunications Corp.
                Pro Forma Condensed Combined Financial Statements

On July 10, 2000 Comtech Telecommunications Corp. acquired the business of the EF Data division of Adaptive Broadband Corporation for an adjusted purchase price of $54.4 million.

The attached unaudited pro forma condensed combined balance sheet as of April 30, 2000 and statements of operations for the nine months ended April 30, 2000 and the year ended July 31, 1999 give effect to the purchase by the Company of the net assets of EF Data for an adjusted purchase price of $54.4 million. The unaudited pro forma condensed combined statements of operations for the year ended July 31, 1999 combines the Company's historical results for the year ended July 31, 1999 and EF Data's historical results for the year ended June 30, 1999, giving effect to the acquisition as if it had occurred as of August 1, 1998. The unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2000 and EF Data's historical results for the nine months ended March 31, 2000 also giving effect to the acquisition as if it had occurred as of August 1, 1998. The unaudited pro forma condensed combined balance sheet combines the Company's balance sheet as of April 30, 2000 with EF Data's balance sheet as of March 31, 2000 giving effect to the acquisition as if it had occurred on April 30, 2000.

The unaudited pro forma condensed combined financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entitiy's historical financial statements. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited condensed combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the dates indicated or the results that may be obtained in the future.

                                    Contents

Pro Forma Condensed Combined Balance Sheet as of April 30, 2000............F-16

Pro Forma Condensed Combined Statement of Operations for the
Nine Month Period Ended April 30, 2000.....................................F-17

Pro Forma Condensed Combined Statement of Operations for the Year
Ended July 31, 1999........................................................F-18

Notes to Pro Forma Condensed Combined Financial Statements.............F-19-F-20

                        Comtech Telecommunications Corp.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 April 30, 2000
                                 (in thousands)

                                    Comtech Tel.              Pro Forma     Pro Forma
                                       Corp.     EF Data     Adjustments    Combined
ASSETS:
Current assets:
    Cash and cash equivalents        $ 10,483          1         (3,641)(a)   14,125
    Marketable investment
      securities                       35,857         --        (18,000)(a)   17,857
    Accounts receivable, net            7,729     16,700          9,038 (a)   24,429
    Inventories, net                   11,493     13,674                      25,167
    Prepaid expenses and other
      current assets                      642         33                         675
    Deferred tax asset-current            731         --                         731
    Net assets of discontinued
      operations                          192         --             --          192
                                     --------     ------          -----      -------
      Total current assets             67,127     30,408        (14,359)      83,176

Property, plant and equipment, net      4,708      6,062                      10,770
Intangible assets, net of
amortization                            2,159         --         15,939 (a)   18,098
Other assets                              237          2                         239

Deferred tax asset-non current          2,917         --             --        2,917
                                     --------     ------        -------      -------
      Total assets                   $ 77,148     36,472          1,580      115,200
                                     ========     ======        =======      =======
LIABILITIES AND STOCKHOLDERS'
EQUITY:
Current liabilities:
    Current installments of
    long-term debt                   $    588         --                         588
    Accounts payable                    5,343      4,193                       9,536
    Accrued expenses and other
    current liabilities                 6,357      4,077             --       10,434
                                     --------     ------        -------      -------
      Total current liabilities        12,288      8,270                      20,558

 Long-term debt, less current
    installments                          824         --         40,000 (b)   40,824
Other long-term liabilities               394         --             --          394
                                     --------     ------        -------      -------
      Total liabilities                13,506      8,270         40,000       61,776
                                     --------     ------        -------      -------
Stockholders' equity:
    Preferred stock                        --
Capital stock                             735                                    735
    Additional paid-in capital         66,743                                 66,743
    Accumulated other
    comprehensive income                 (231)                                  (231)
    (Accumulated deficit)
    retained earnings                                           (28,202)(c)

                                       (2,578)    28,202        (10,218)(d)  (12,796)
                                     --------     ------        -------      -------
                                       64,669     28,202        (38,420)      54,451
Less:
    Treasury stock                       (184)                                  (184)

    Deferred compensation expense        (843)        --             --         (843)
                                     --------     ------        -------      -------
                                       63,642     28,202        (38,420)      53,424
                                     --------     ------        -------      -------
    Total liabilities and
      stockholders' equity           $ 77,148     36,472          1,580      115,200
                                     ========     ======        =======      =======

              The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                     Comtech Telecommunications Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                 For the nine month period ended April 30, 2000
                      (in thousands except per share data)

                                          Comtech               Pro Forma      Pro Forma
                                         Tel. Corp.   EF Data  Adjustments     Combined
                                         ----------   -------  -----------     --------
Net sales                               $    40,950    69,144          --        110,094
                                        -----------    ------     -------      ---------

Operating costs and expenses:
    Cost of sales                            29,080    45,468                     74,548
    Selling, general and
      administrative                          7,381    13,267       1,673 (e)     22,321

    Research and development                  1,611     7,385          --          8,996
                                        -----------    ------     -------      ---------
Total operating costs and
  expenses                                   38,072    66,120       1,673        105,865
                                        -----------    ------     -------      ---------

Operating income (loss)                       2,878     3,024      (1,673)         4,229

Other expense (income):
    Interest expense                             99                 2,775 (f)      2,874

    Interest income                            (635)       --          --           (635)
                                        -----------    ------     -------      ---------
Income (loss) before provision
  for income taxes                            3,414     3,024      (4,448)         1,990
Provision (benefit) for income
  taxes                                       1,246     1,089      (1,646)(g)        689
                                        -----------    ------     -------      ---------
Net income (loss)                       $     2,168     1,935      (2,802)         1,301
                                        ===========    ======     =======      =========

Net income per share:

    Basic                               $      0.42                                 0.25
                                        ===========                            =========
    Diluted                             $      0.38                                 0.23
                                        ===========                            =========
Weighted average number of common
     shares  outstanding  - basic
computation                               5,120,000                            5,120,000

Potential dilutive common shares            652,000                              652,000
                                        -----------                            ---------

Weighted average number of
  common and common equivalent shares
  outstanding assuming dilution --
  diluted computation                     5,772,000                            5,772,000
                                        ===========                            =========

              The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                     Comtech Telecommunications Corporation
         Unaudited Pro Forma Condensed Combined Statement of Operations
                        For the year ended July 31, 1999
                      (in thousands except per share data)

                                             Comtech              Pro Forma      Pro Forma
                                            Tel. Corp   EF Data  Adjustments      Combined
                                          ----------  ---------   --------        ---------
Net sales                                     37,886     82,478         --          120,364
                                          ----------  ---------   --------        ---------
Operating costs and expenses:
    Cost of sales                             26,405     60,999     87,404
    Selling, general and administrative        6,632     25,857    2,231 (e)         34,720

    Research and development                   2,022     11,880         --           13,902
                                          ----------  ---------   --------        ---------
    Total operating costs and expenses        35,059     98,736      2,231          136,026
                                          ----------  ---------   --------        ---------
Operating income (loss) from
continuing operations                          2,827    (16,258)    (2,231)         (15,662)

Other expense (income):
    Interest expense                             204        497    3,700 (f)          4,401
    Interest income                              (65)        --        (65)

    Other                                        (39)        --         --              (39)
                                          ----------  ---------   --------        ---------
Income (loss) from continuing
operations before income taxes                 2,727    (16,755)    (5,931)         (19,959)
Benefit for income taxes                      (3,754)    (6,032)    (2,194)(g)      (11,980)
                                          ----------  ---------   --------        ---------
Income (loss) from continuing
operations                                     6,481    (10,723)    (3,737)          (7,979)
                                          ==========  =========   ========        =========
Net income (loss) per share:
    Basic                                 $     1.56                                  (1.93)
    Diluted                               $     1.42                                  (1.74)
Weighted average number of common
shares outstanding-
    Basic computation                      4,143,000                              4,143,000

Potential dilutive common shares             430,000                                430,000
                                          ----------                              ---------
Weighted average number of common and
common equivalent shares outstanding
assuming dilution -
    Diluted computation                    4,573,000                              4,573,000
                                          ==========                              =========

              The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                        Comtech Telecommunications Corp.
      Notes to Unaudited Pro Forma Condensed Combined Financial Statements
                                 (in thousands)

(a) Reflects acquisition of EF Data for an aggregate adjusted purchase price of $54,359, resulting in an excess of the purchase price over the fair value of the net assets acquired (intangibles) of $15,939. The adjusted purchase price and adjusted purchase price allocation are summarized as follows assuming the acquisition had occurred on April 30, 2000:

                Cash paid by Comtech                                    $12,462
                Debt issued                                              40,000

                Estimated transaction expenses                            1,897
                                                                        -------
                Adjusted purchase price                                 $54,359
                                                                        =======

      The adjusted purchase price has been allocated as follows:

                Fair value of other net assets acquired                 $28,202
                Fair value of in-process research and
                development costs                                        10,218
                Fair value of existing technology                         7,508
                Fair value of assembled workforce                         2,835
                Fair value of customer base                                 742

                Excess of the purchase price over the fair
                   value of    the net assets                             4,854
                                                                        -------
                                                                        $54,359
                                                                        =======

      The fair value of the acquired property, plant and equipment, net is currently being assessed and may result in an additional adjustment.

(a)   Reflects the acquisition of new debt to finance the acquisition.

(b) Represents the elimination of EF Data's retained earnings as a result of using the purchase method of accounting.

(c) The estimated charge to earnings of $10,218 resulting from purchased in-process research and development costs has been reflected as a reduction of stockholders' equity in the pro forma condensed combined balance sheet as of April 30, 2000. This same charge has been excluded from the pro forma condensed combined statement of operations for the nine months ended April 30, 2000 and the year ended July 31, 1999 since the charge is non-recurring and directly related to the acquisition.

      An independent third-party appraiser was used to assess and value the purchased in-process research and development from the acquisition. The value was determined by estimating the projected net cash flows related to products under development based upon future revenues to be earned upon commercialization of such products. The percentage of the cash flow allocated to purchased in-process research and development was based upon the estimated percentage complete for each of the projects. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such products.

(d) Represents the amortization of intangible assets on a straight-line basis computed as follows:

      o     Goodwill, totaling $4,854, amortized over 10 years.

      o Existing technology and customer base, totaling $8,250, amortized over 7 years.

      o     Assembled workforce, totaling $2,835, amortized over 5 years.

(e) Interest expense resulting from the issuance of debt to finance the acquisition. The interest rate on new debt of $40,000 is 9.25%.

(f) Reflects the income tax effect of increased interest and amortization expense at the statutory tax rate of 37% for the year ended July 31, 1999 and the nine months ended April 30, 2000.